UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018
SONOCO PRODUCTS COMPANY
Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On December 3, 2018, Sonoco's Senior Vice President and Chief Financial Officer, Barry L. Saunders, announced that he will retire from Sonoco effective March 1, 2019.
(c) On December 3, 2018, Sonoco announced that Julie Albrecht, Vice President, Treasurer and Assistant CFO, has been named Chief Financial Officer-elect, effective March 1, 2019, and will assume the Company’s CFO duties for the 2019 financial year, following Mr. Saunder’s retirement.
Ms. Albrecht, 51, joined Sonoco in March 2017 and has had responsibility for the Company’s treasury, tax and risk management functions. During that time, she has been responsible for the Company’s relationships with the credit rating agencies and commercial banks and has handled financings for four acquisitions totaling approximately $690 million. She also has been instrumental in the Company’s efforts to drive significant improvement in cash flow from operations and free cash flow in 2018, and has been responsible for management of the Company’s retirement benefit plans.
Ms. Albrecht spent nearly 20 years at Goodrich Corporation/United Technologies Aerospace Systems, progressing through several finance positions, including Assistant Treasurer while at Goodrich. In 2012, Goodrich was acquired by United Technologies, and she became Finance Director of an $800 million business unit and she also led Financial Planning and Analysis for a $3.5 billion aftermarket business. Prior to joining Sonoco, she was Vice President, Finance, Investor Relations and Treasurer for Esterline Technologies Corporation in Bellevue, Washington. Albrecht began her career in public accounting with PricewaterhouseCoopers after graduating from Wake Forest University with a BS in Accounting with honors.
The Company has not entered into any material contracts, plans or arrangements with Ms. Albrecht. There are no family relationships between Ms. Albrecht and any other executive officer or director of the Company, and there are no arrangements or understandings pursuant to which she has been appointed. There are no transactions between the Company and Ms. Albrecht that would constitute related person transactions under Item 404(a) of Regulation S-K.

Section 8 – Other Events

Item 8.01	Other Events.

For additional information regarding the foregoing, please see the Registrant’s news release announcing the retirement of Senior Vice President and Chief Financial Officer Barry L. Saunders effective March 1, 2019 and naming Vice President, Treasurer and Assistant CFO Julie Albrecht as CFO-Elect.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Index

99
Registrant's news release dated December 3, 2018, announcing the retirement of Senior Vice President and Chief Financial Officer Barry L. Saunders effective March 1, 2019 and naming Vice President, Treasurer and Assistant CFO Julie Albrecht as CFO-Elect.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: December 4, 2018	By:	/s/ Barry L. Saunders
Barry L. Saunders Senior Vice President and Chief Financial Officer